UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(Address of principal executive offices)

(301) 731-4233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, the Board of Directors (the “Board”) of Integral Systems, Inc., a Maryland corporation (the “Company”), appointed John B. Higginbotham to replace Alan W. Baldwin as President of the Company. Mr. Higginbotham also serves as the Company’s Chief Executive Officer and as a member of the Board.

Mr. Higginbotham, age 53, was appointed as the Company’s Chief Executive Officer and as a member of the Board of Directors on July 9, 2008. Mr. Higginbotham is the Founder and Managing Member of SpaceVest LLC, an entity providing strategic and management guidance to a number of early-stage and middle market enterprises, a position he has held since 2006. Mr. Higginbotham also currently is a General Partner of SpaceVest Fund, LP, SpaceVest Partners, LP and SpaceVest GP, venture capital investment facilities that are now inactive, a position he has held since 1995. In addition, from 1997 through 2006, Mr. Higginbotham was the Founder, Chairman and Managing Director of SpaceVest affiliated private equity venture capital entities (now Redshift Ventures), managing approximately $270 million of investments in more than 50 high-technology companies. Earlier in his career, Mr. Higginbotham co-founded International Technology Underwriters (Intec), now AXASpace, a globally recognized space and telecommunications insurance underwriting management firm. Mr. Higginbotham initiated his career with Hewlett-Packard Company as Product Manager for HP’s successful initial entry into the microcomputer marketplace.

Mr. Higginbotham currently serves on the Board of Directors of ProtoStar, Ltd., a satellite operator. He was formerly Chairman, now Director Emeritus, of the Space Foundation, a premiere non-profit organization supporting space activities, space professionals and education, and Mr. Higginbotham maintains affiliations with several other industry associations. He received his B.S. in civil engineering from Virginia Polytechnic Institute and State University (Virginia Tech) with Honors and his M.B.A. from Harvard Business School.

There are no family relationships between Mr. Higginbotham and any director or executive officer of the Company, nor are there any arrangements or understandings between Mr. Higginbotham and any other persons pursuant to which Mr. Higginbotham was selected as President of the Company. Neither Mr. Higginbotham, nor any member of his immediate family, has been, or currently is, a party, directly or indirectly, to any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: December 15, 2008	By:	/s/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer